CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                      1934 ACT REPORTING REQUIREMENTS

                                FORM 8-K/A

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): February 28, 2002

                         AMERICAN WATER STAR, INC.
          (Exact Name of Registrant as Specified in its Charter)


            NEVADA                                      000-22785
  (State or other jurisdiction                   (Commission File Number)
      of incorporation)

                                 87-0636498
                           (IRS Employer I.D. No.)

                       205 E. Southern Ave., Suite 200
                           Mesa, Arizona  85210
                   (Address of Principal Executive Offices)

    Registrant's Telephone Number, including area code: (480) 898-7450


                       American Career Centers, Inc.
                            2505 Rancho Bel Air
                         Las Vegas, Nevada  89107
       (Former Name or Former Address, if changed Since Last Report)


                                FORM 8-K/A


TABLE OF CONTENTS                                                      Page


PART I                                                                   1

Item 1. Changes in Control of Registrant.                                1
Item 2. Acquisition or Disposition of Assets.                            5
Item 6. Resignations of Directors and Executive Officers.               14
Item 7. Financial Statements and Exhibits.                              14

INDEX TO EXHIBITS                                                       30
DESCRIPTION OF EXHIBITS                                                 30
SIGNATURES                                                              30

____________________________

CAUTIONARY STATEMENT REGARDING "FORWARD LOOKING STATEMENTS"

        Statements contained in this filing that are not based on historical fact, including without limitation statements containing the words
"believe", "may", "will", "estimate", "continue", "anticipate", "intend", "expect" and similar words, constitute "forward-looking statements". These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. These factors include, among others, the following: general economic and business conditions, both nationally and in the regions in which American Career Centers, Inc. ("ACCI") operates; technology changes; the competition we face; changes in our business strategy or development plans; existing governmental regulations and changes in, or our failure to comply with, governmental regulations; liability and other claims asserted against us; our ability or the ability of our third-party suppliers to take corrective action in a timely manner with respect to changing government regulations; and other factors referenced in our filings with the Securities and Exchange Commission.



GIVEN THESE UNCERTAINTIES, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS. Other than as required by law, we disclaim any obligation to update information concerning the factors mentioned above or to publicly announce the result of any revisions to any of the forward-looking statements contained in this filing to reflect future results, events or developments.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

ACCI was formed in June 1999 as a holding company for the acquisition of information technology career training centers and related businesses. Effective December 3, 1999, ACCI acquired 100% of the outstanding shares of Tunlaw International Corporation ("Tunlaw"), a publicly-reporting company, in exchange for an aggregate of 200,000 shares of common stock of ACCI, with Tunlaw becoming a wholly-owned subsidiary of ACCI. With the completion of this acquisition, ACCI became the successor issuer to Tunlaw, and ACCI retained public company reporting status under the Securities Exchange Act of 1934. Tunlaw has had no operations to date.

ACCI completed its first acquisition in June 1999 through the purchase of 100% of the capital stock of Alpha Computer Solutions, Inc., a Utah corporation ("Alpha"). Alpha began operations in June 1998 and trained over 5,700 students in its first year of operation. Alpha ceased operations on March 28, 2001, when it filed for bankruptcy under Chapter 7 of the United States Bankruptcy Code.

Effective February 28, 2002, ACCI completed the acquisition of Water Star Bottling, Inc., a Wyoming corporation ("we", or "Water Star") pursuant to a Definitive Agreement and Plan of Acquisition (the "Agreement") whereby in exchange for issuing an aggregate amount of 48,000,000 shares of our common stock and 4,000,000 shares of our Series A Convertible Preferred Stock (the "Series A Stock") to DeBaux Holdings, LLC ("DeBaux"), the sole shareholder of Water Star, we received 97.5% of the outstanding and issued shares of capital stock of Water Star from DeBaux. Christopher Michael Vance, who was the president of Water Star and now serves as a director on our Board of Directors, is affiliated with DeBaux Holdings, which retains 2.5% ownership of Water Star. The Agreement is filed as an exhibit to this Report.

The attributes of our Series A Stock are as follows:

1) each holder of one share of Series A Convertible Preferred Stock is entitled to 30 votes on all matters that come before the shareholders for a vote;

2) the shares of Series A Convertible Preferred Stock have a liquidation preference equal to $1.87 per share;

3) each share of Series A Convertible Preferred Stock may be converted into 30 shares of common stock at the election of the holder of the Series A Convertible Preferred Stock, and will convert automatically upon (a) the filing of a registration statement for a public offering to sell stock; or
(b) the sale by ACCI of all or substantially all of our capital stock or assets; and

4) each share of Series A Convertible Preferred Stock will receive a cumulative non-compounded annual dividend equal to one half of one percent (0.50%) of $1.87 before any dividends are declared or paid on our common stock, and before any of our common stock is redeemed.

Water Star holds an 85% interest in Geyser Products, LLC, a Delaware limited liability company ("Geyser") that conducts business in the State of Arizona, and RDV Beverage LLC, a Michigan limited liability company, owns the remaining 15% of Geyser. Water Star owns the water rights and controls the production of our product lines in Afton, Wyoming, and Geyser markets and distributes our products through its offices in Mesa, Arizona.

As a result of the ownership by DeBaux of 48,000,000 shares of our common stock and 4,000,000 shares of our Series A Stock, DeBaux has become our largest controlling stockholder, owning approximately 50.97% of our total issued and outstanding common stock and 100% of our total issued and outstanding Series A Stock. Prior to the closing of the Agreement (the "Closing"), Mr. Ronald Mears controlled ACCI with a beneficial ownership of approximately 21.36%. As of the date of this filing, Mr. Mears beneficially owns 7.03% of ACCI (assuming that he exercises all of his outstanding options).

Subsequent to the Closing, we elected additional directors to serve on our Board of Directors. (See Item 7.) We will submit a proxy statement to our shareholders so that we can receive the requisite authorization to (a) effect a name change in our Articles of Incorporation that is indicative of our water bottling and distribution business; (b)increase the number of our authorized common stock; and (c)complete a 12:1 reverse stock split such that for every 12 shares owned by each shareholder of ACCI prior to the reverse split, the shareholder will own one share after the reverse split.

We currently have 100,000,000 shares of common stock and 20,000,000 shares of Series A Stock authorized. As of the date of this filing, we have 94,167,152 shares of common stock outstanding and 4,000,000 shares of Series A Stock outstanding (convertible, at the option of the holder, into 120,000,000 shares of our common stock). This includes 25,310,416 shares of common stock issued to consultants that assisted us in the search and structure of an acquisition agreement with Water Star.

Following is a table that describes the beneficial ownership of certain of our shareholders, based on 94,167,152 shares of common stock and 4,000,000 shares of Series A Stock issued and outstanding as of the date of this filing (assuming that all outstanding options and warrants are exercised or converted).

                                                                           Amount and
                                                                           Nature of          Percent
Title of            Name and Address of                                    Beneficial         of
Class               Beneficial Owner                    Title              Ownership          Class
------------        -------------------------           ------             -----------        -------

Common Stock        Thomas Krucker                      President,             500,000         0.53%
                                                        Secretary and
                                                        Director

Common Stock        Jerry Ludeman                       Executive Vice          None           0.00%
                                                        President
                                                        and Director

Common Stock        Christopher M. Vance (1)            Treasurer,          48,000,000        50.97%
                                                        Director and
                                                        Vice President

Preferred Stock     Christopher M. Vance (1)            Treasurer,           4,000,000       100.00%
                                                        Director and
                                                        Vice President

Common Stock        Ronald Mears (2)                                         6,624,000         5.96%

Common Stock        WebQuest International, Inc. (3)                         6,200,000         6.57%

Common Stock        All directors and executive                                500,000         0.53%
                    officers as a group (3 persons)




(1) Christopher M. Vance is affiliated with DeBaux Holdings LLC, through which he holds 48,000,000 shares of our common stock and 4,000,000 shares of our Series A Stock.

(2) This consists of 5,624,000 shares of common stock and options to purchase up to 1,000,000 additional shares of our common stock at an exercise price of $0.50 per share. These options expire on May 14, 2003, and can be exercised within 60 days of the date of the filing of this report.

(3) This consists of 300,000 warrants and 5,900,000 shares issued to WebQuest for consulting services rendered in connection with the Closing. The 300,000 warrants consist of the following: (a) 100,000 Class A Warrants that entitle WebQuest to purchase common stock for $0.125 per share for a period of two years; (b) 100,000 Class B Warrants that entitle WebQuest to purchase common stock for $0.167 per share for a period of two years; and
(c)100,000 Class C Warrants that entitle WebQuest to purchase common stock for $0.208 per share for a period of two years. WebQuest can exercise its warrants within 60 days of the filing of this report.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

As stated in Item 1, effective February 28, 2001, we acquired a 97.5% interest in Water Star. The consideration exchanged under the Agreement was negotiated at "arms length" between our directors and executive officers and the Board of Directors and stockholder of Water Star. Our Board of Directors used criteria used in evaluating similar proposals for acquisitions in the past, including the relative value of our assets; our present and past business operations; the future potential of Water Star; its management; and the potential benefit of the completion of the Agreement to our stockholders. The Board of Directors determined in its good faith judgment that the consideration paid in the exchange was reasonable, under the circumstances.

No director, executive officer or person who may be deemed to be an affiliate of ours had any direct or indirect interest in Water Star, or any affiliate of it, prior to the completion of the transactions provided for in the Agreement.

The Business

Water Star owns proprietary rights to bottle spring water obtained from North America's only cold geyser, located in Bridger/Teton National Forest, Wyoming. From there, the water is piped into Water Star's production facilities in Afton, Wyoming. After bottling, production and labeling of our products is completed, Water Star sells the product to Geyser, in return for a contract packaging fee that varies based upon the unit cost of the specific product being bottled by it. Geyser then controls the marketing and distribution of the product.

Our existing product lines consist of bottled water marketed as Cold Water Geyser(TM) that comes in a range of sizes, from 1 liter to 24 ounces. We also sell flavored bottled water, marketed as Fruit Geyser(TM) that comes in a range of flavors and sizes. We have developed two specialty enhanced beverage lines, one that includes supplemental herbs such as ginseng and gingko and is sold as Pulse(TM) Enhanced Beverages, and the second being a vitamin-enhanced beverage that is sold under the name Einstein(R). These specialty lines are not in distribution currently.

The Industry

According to data from the Beverage Marketing Corporation, annual per capita consumption of bottled water has exceeded the consumption rankings of fruit juice. Americans consumed 5.03 billion gallons of bottled water in the year 2000, which is a 125% increase from consumption levels in 1990. If the current projections remain true, bottled water will become the second-most consumed beverage by 2004.

Bottled water is subject to a number of strict federal, state and industry regulations. These serve to ensure that the product is consistent in public safety and quality. The United States Food and Drug Administration (FDA) regulates bottled water as a packaged food product. Bottled water also must meet state regulations that, in some cases, are more stringent than the prevailing FDA and EPA standards.

The marketplace is robust in Water Star's product market segments, and we believe that we have the management expertise, distribution network contacts and production capacity to gain for Water Star a larger percentage of the available market share, if we can attract the capital necessary to develop it. Management's plan is to grow our business through continued and additional product offerings to our existing customer base, as well as seeking new market share through an aggressive acquisition search for complementary products.

We shall, as a business objective, target natural spring water companies for acquisition or merger. If we are successful, the acquisitions will be designed with the goal of adding not only potential increased revenues, but also non-contaminated sources of rapidly disappearing natural sources of pure spring water. As both scarce natural spring water assets and additional distribution networks are added, management expects to attain increasing asset values, visibility, market share, product awareness and revenues and, if our stock is the consideration paid for the acquisitions, we expect to be able to secure these acquisitions in a cost-effective way, on a wholly or partially non-cash basis. Of course, there can be no assurance that we will be able to find suitable acquisition conditions, or negotiate favorable, stock-based acquisitions in accordance with management's goals.

                              OUR MANAGEMENT


  Names               Title or Position                          Age

  Thomas Krucker      Director, President and Secretary          62

  Jerry Ludeman       Director and Executive Vice President      58

  C. Michael Vance    Director, Vice President, and Treasurer    50


THOMAS KRUCKER.    Director, President and Secretary

Mr. Krucker has a diverse record of success as a business executive and entrepreneur. After graduating from Pepperdine College of Law, California, in 1969, he was a United States Federal Agent for 4 years. He then focused his talents on the business world. From 1970 to 1981 he held a number of executive positions with Toyota Motor Sales USA. During his tenure at Toyota, he attained the positions of Sales Manager for Southern California and achieved a top-level executive posting as the National Import Manager, the company's largest division at the time. He left Toyota to become a partner in a real estate development firm active in condo conversion projects in Texas and on the East Coast of the United States. In 1984, he became a majority investor and served as President and CEO in a start up pizza business that became MamaMia Pizza. The company was a branded, fast food pizza concept that was sold to the Host Division of Marriott Corporation in 1990. MamaMia operated in 55 airport locations from Hawaii to New York. The company was taken public and attracted investors including Bankers Trust and Venture Capital Co. After selling his interest in MamaMia, Mr. Krucker purchased another start-up, Pacific Snax, for which he served as President and CEO. Pacific Snax also became a public company. Mr. Krucker was an early investor and served as President of Fun City Popcorn, which in 1994 merged with Tone Products and became public. He was a founding investor in Elast Tech (and served as its President and CEO), which later merged into a public entity. Mr. Krucker currently sits on the Board of Directors of Photon, Inc., a manufacturer and distributor of natural health products, and of Elast Tech, Inc. Mr. Krucker attended the University of Illinois and subsequently transferred to and graduated from the University of Arizona in 1962 with a Bachelor of Arts in history and government.

JERRY LUDEMAN, Director and Executive Vice President.

Mr. Ludeman has amassed a quarter century of expertise in domestic and international marketing and sales, with emphasis in direct distribution channels and networks in the food and beverage markets. From 1989 to 2001, Mr. Ludeman was the President and CEO of Next Age, Inc. (formerly Barrington Food Group, Inc.), a national and international food and beverage marketing organization. Mr. Ludeman headed the marketing of products through food broker networks, supermarkets, mass merchandising, wholesale club stores and convenience stores. From 1977-1989, Mr. Ludeman served as Vice President of Sales and National Sales Manager of Orval Kent Food Company, a Division of Pet Foods Company. From 1966-1976, Mr. Ludeman served as Vice President of International Sales of LubriTech Racing Products, where he was responsible for setting up distribution worldwide and the creation of their private label division. Mr. Ludeman attended Bethel College in Brooklyn, New York, and the University of Wisconsin.

C. MICHAEL VANCE, Director, Vice-President, Treasurer

Mr. Vance was the President and C.E.O. of Water Star and President and Chairman of Geyser. Mr. Vance founded Water Star in 1992 in Afton, Wyoming to bottle water and beverages, utilizing one of the most rare and unique spring water sources known to exist. In 1995, Mr. Vance founded Geyser Products, Inc., and Geyser Sales & Marketing, Inc., to represent the products of Geyser and the sales personnel representing Geyser's independent distributors, respectively. In 1996, the assets of Geyser Products, Inc. and Geyser Sales & Marketing, Inc. were acquired by Geyser Products, LLC. From 1991 to 1992, Mr. Vance was a co-founder of Water Star International, Inc, which marketed self- contained water-vending equipment. From 1977 To 1991, Mr. Vance gained extensive financial experience in management of several mortgage-banking companies in Arizona. In 1976, Mr. Vance graduated with a B.A. degree from Brigham Young University.

                                FACILITIES

Water Star leases approximately 18,000 square feet for production, warehousing, processing and laboratory functions in Afton, Wyoming. This lease commenced November 1, 1999, and will expire on October 31, 2004. The terms of this lease provide that Water Star is to pay a monthly rental of $2,500 for the first three years, and $3,000 for the last two years.

Water Star's administrative facilities are located at 205 East Southern Avenue, Suite 200, in Mesa, Arizona. The current lease is for five years, which commenced July 30, 1991, with monthly rent being $4,596.00 for the first 12 months, $4,678.82 for the second 12 months, $4,739.63 for the third 12 months, $4,811.44 for the fourth 12 months, and $4,883.25 for the last 12 months. These facilities consist of approximately 3,500 square feet, and the space is primarily dedicated to personnel work areas, and also includes space for reception, storage and shipping point-of-sale materials to distributors.

                              SOURCE OF WATER

According to U.S. Forest Service personnel, North America's only cold water geyser is located near the town of Afton, Wyoming. It serves as the source of Water Star's product. Based on our management's industry knowledge, the town of Afton, Wyoming, has in excess of 2 million gallons of water storage and new 18" diameter underground piping conveying the water directly to town. Water Star has its own dedicated line from one of the main trunk lines direct to the bottling plant. This makes it possible to convey the water directly from the source to our bottling plant in Afton, Wyoming. Water Star entered into an agreement in March 1992 with the town of Afton, Wyoming whereby it is able to maintain its own dedicated line from one of the main trunk lines directly to Water Star's bottling plant. This agreement automatically renews for successive ten-year terms, and provides Water Star with the option to not renew.

                         PRODUCTION AND PROCESSING

In its production facility, Water Star maintains two separate bottling lines capable of packaging 16.9 oz. and 24 oz. plastic bottles. Water coming into the plant is run through a three-stage process to ensure wholesomeness, while not changing the character of the water. The process includes ultra violet light, micro filtration and ozonation. The manufacturing process is designed to be highly automated. Bottles are de-palletized, mechanically cleaned, filled and capped. The filled bottles are automatically coded, labeled, tamper-banded (if applicable), and packed in cases. After palletizing and stretch-wrapping, the product is either loaded directly onto a truck for immediate shipment or is stored in the warehouse facility for future shipment. The mixing facility was specifically designed for blending the geyser water using proprietary formulations for flavored spring water and nutritionally enhanced beverages. Water Star also maintains an on-site laboratory facility to test beverages produced in all contract-bottling facilities. Water Star maintains exacting internal quality control standards and all production is tested in our laboratory facilities on-site.

                                COMPETITION

The bottled water industry is highly competitive. According to the BottledWaterWeb(TM), there are over 900 brands, with sales increasingly concentrated among the ten largest firms that had 67.3% of dollar sales (at wholesale) in 1999. The leading brand in 1999, Poland Spring, had a market share of 7.8%, while the brand in tenth position, Ozarka, had a market share of 2.7%. Many of our competitors are more experienced, have greater financial and management resources and have more established proprietary trademarks and distribution networks than Water Star. On a national basis, we compete with bottled water companies such as The Perrier Group of America, Inc. (which includes Arrowhead Mountain Spring Water, Poland Spring, Ozarka Spring Water, Zephyrhills Natural Spring Water, Deer Park, Great Bear and
Ice Mountain) and Great Brands of Europe (which includes Evian Natural
Spring Water and Dannon Natural Spring Water). We also compete with numerous regional bottled water companies located in the United States and Canada.

                             SEASONAL EFFECTS

The market for bottled water is seasonal, with approximately 70% of sales taking place in the seven months of April through October inclusive. As a result of seasonality, our staffing and working capital requirements will vary during the year.

                           INTELLECTUAL PROPERTY

Water Star has registered for various state, federal, and foreign trademarks for the design of its aqua-colored bottle, its logos, "It's not just a drink, it's a geyser" and "Spring water never tasted so good", as well as for Einstein(R) and Zazu(R).

                           ENVIRONMENTAL MATTERS

Other than normal cleaning and sanitation supplies, our business does not involve the use, handling, storage and disposal of potentially toxic substances or wastes. Accordingly, we are not subject to regulation by federal, state, and local authorities establishing requirements for the use, management, handling, and disposal of these materials and health and environmental quality standards, liability related to those standards, and penalties for violations of those standards. Compliance with environmental laws, ordinances and regulations has not had, and we do not expect such compliance to have, a material adverse effect on our business, financial condition, or results of operations.

                                 INSURANCE

Geyser maintains an insurance policy that covers its property and provides general liability coverage of $1,000,000 per occurrence with a $2,000,000 aggregate limit. Geyser also maintains an umbrella insurance coverage policy that provides coverage up to $9,000,000 per occurrence and $9,000,000 in the aggregate.

                                 EMPLOYEES

As of February 28, 2002, Water Star had 21 employees (which include 2 in management and administration and 19 in production) and Geyser employed 13 employees (which include 7 in management and administration and 6 in sales). We have experienced no work stoppages and are not a party to a collective bargaining agreement. We believe that we maintain good relations with our employees. As of the date of this filing, we do not anticipate material changes in the number of our employees.

                               RISK FACTORS

You should carefully consider the following risk factors, in addition to those discussed elsewhere in this Form 8-K, in evaluating our business.

FINANCIAL RISKS

UNLESS WE RAISE ADDITIONAL CAPITAL TO PAY OUR OBLIGATIONS AND TO EXPAND OUR BUSINESS, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS AS A GOING CONCERN, AND OUR INVESTORS MAY LOSE SOME OR ALL OF THEIR INVESTMENT.

We historically have secured financing for operations, the acquisition of additional inventory and equipment, and the development of our products through investments of the prior owners of Water Star, from loans and cash flow from operations. We have incurred significant losses in the past two years, both in the prior operations of ACCI and our subsidiary Water Star, and will be required to seek additional equity or debt financing to continue our operations and to expand the production and distribution of Water Star products by Geyser, to finance future acquisitions or develop new product lines, to obtain equipment and inventory necessary to expand our in-house production capabilities, or to provide funds to take advantage of other business opportunities. The timing and amount of any such capital requirements cannot be predicted at this time. We have from time to time encountered difficulties in obtaining adequate financing on acceptable terms and there can be no assurance that such financing will be available on acceptable terms in the future. If such financing is not available in sufficient amounts or on satisfactory terms, we may be unable to repay creditors or to continue as a going concern. Our inability to obtain adequate financing on a timely basis also could adversely affect our operating results, may require us to restructure our business and operations, and could significantly interfere with our efforts to expand our business at the desired rate. Debt financing increases expenses and must be repaid regardless of operating results. Equity financing could result in additional dilution to our existing stockholders.

ACCI HAS EXPERIENCED LOSSES FROM OPERATIONS. ACCI'S AUDITORS' REPORT ON ITS FINANCIAL STATEMENTS REPORTED IN ACCI'S FORM 10-KSB FOR FISCAL YEAR 2001 IS QUALIFIED AND OUR AUDITORS' REPORT ON OUR FINANCIAL STATEMENTS CONSOLIDATED WITH WATER STAR'S FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2001 WILL BE QUALIFIED WITH RESPECT TO OUR ABILITY TO CONTINUE AS A GOING CONCERN, AND OUR FUTURE PROFITABILITY IS UNCERTAIN AND THIS COULD CAUSE OUR CURRENT AND PAST INVESTORS TO LOSE SOME OR ALL OF THEIR INVESTMENT.

ACCI has incurred operating losses since inception and Water Star has incurred operating losses for the past two years. ACCI reported a net operating loss of ($1,485,567) for the year ended December 31, 2000 and a net operating loss of ($945,476) for the year ended December 31, 2001. ACCI had an accumulated deficit of ($173,087) as of December 31, 2001. The losses ACCI incurred during fiscal 2000 and 2001 are attributable primarily to expenses we incurred in connection with the failure of our subsidiary, Alpha, and ACCI's unsuccessful attempts to obtain acquisitions in the information technology field or to locate a computer training school that might benefit from our management's and consultant's expertise in different fields. On March 29, 2001, Alpha filed Chapter 7 bankruptcy in the United States Bankruptcy Court for the District of Utah. On April 26, 2001, the trustee held an auction and liquidated all of Alpha's assets. We cannot assure you that we will generate sufficient operating revenue, expand sales of Water Star's products, or control our costs sufficiently to achieve or sustain profitability.

OUR ACTUAL RESULTS MAY DIFFER FROM THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS REPORT.

Certain statements and information contained in this Form 8-K concerning our future, proposed, and anticipated activities, certain trends with respect to our revenue, operating results, capital resources, and liquidity, or with respect to the markets in which we compete or the bottle water industry in general, and other statements contained in this Report regarding matters that are not historical facts are forward-looking statements, as that term is defined in the Securities Act of 1933. Forward-looking statements, by their very nature, include risks and uncertainties, many of which are beyond our control. Accordingly, actual results may differ, perhaps materially, from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed elsewhere under this Part 5.

INDUSTRY RISKS

CHANGES IN ECONOMIC CONDITIONS AND CONSUMER SPENDING MAY ADVERSELY AFFECT OUR BUSINESS.

The personal water consumption industry is subject to cyclical variations, with the largest consumption being in the hot, summer months and the smallest consumption in the cold, winter months. Declines in consumer confidence levels, even if prevailing economic conditions are favorable, can also adversely affect consumer spending on discretionary items, such as bottled water. Our success depends in part upon a number of economic factors relating to discretionary consumer and business spending, including employment rates, business conditions, future economic prospects, interest rates and tax rates.

PRODUCTION FAILURES OR INTERRUPTIONS COULD ADVERSELY AFFECT OUR BUSINESS.

Any sustained or repeated failure or interruption in our production of products would reduce the availability of our products to our customers and potential customers. Unanticipated problems affecting production may cause interruptions in our marketing activities. Interruptions or failures could result if we fail to raise the funds required for the production and distribution of our products.

SALES OF LARGE NUMBERS OF SHARES COULD ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

Sales of substantial amounts of common stock by our shareholders, or even the potential for such sales, are likely to have a depressive effect on the market price of our common stock and could impair our ability to raise capital through the sale of equity securities. Of the 94,167,152 shares of common stock outstanding as of the date of this filing, approximately 7,100,000 shares are eligible for resale in the public market without restriction unless held by an "affiliate" of our company, as that term is defined under applicable securities laws. Affiliates are subject to certain of the resale limitations of Rule 144. Generally, under Rule 144, each person who beneficially owns restricted securities with respect to which at least one year has elapsed since the later of the date the shares were acquired from us or an affiliate of ours may, every three months, sell in ordinary brokerage transactions or to market makers an amount of shares equal to the greater of 1% of our then-outstanding common stock or, if the shares are quoted on a stock exchange or Nasdaq, the average weekly trading volume for the four weeks prior to the proposed sale of such shares. Sales under Rule 144 also are subject to certain manner-of-sale provisions and notice requirements and to the availability of current public information about our company. A person who is not an affiliate, who has not been an affiliate within three months prior to sale, and who beneficially owns restricted securities with respect to which at least two years have elapsed since the later of the date the shares were acquired from us or from an affiliate of ours is entitled to sell such shares under Rule 144(k) without regard to any of the volume limitations or other requirements described above.

OUR BOTTLED WATER COMES EXCLUSIVELY FROM ONE SOURCE IN WYOMING. IN THE EVENT WE LOSE THAT SOURCE OF WATER, I.E., THROUGH ACTS OF TERRORISM OR OTHER CAUSES, IT WOULD HAVE A MATERIAL IMPACT.

Our bottled water comes exclusively from the cold water geyser located in Bridger/Teton National Forest in Wyoming. We have entered into an agreement with the town of Afton, Wyoming whereby we pay for the right to pipe water from that source. In the event this agreement was terminated for any reason by the town of Afton, or if there was an act of terrorism that interrupted our water source, it would materially impact our business.

BUSINESS RISKS

OUR LIMITED OPERATING HISTORY, NONE OF WHICH RELATES TO THE WATER STAR BEVERAGE BOTTLING BUSINESS WE HAVE JUST ACQUIRED, MAY CAUSE FUTURE INVESTORS A PROBLEM IN EVALUATING OUR POTENTIAL FOR FUTURE SUCCESS. THIS IN TURN COULD CAUSE US DIFFICULTIES IN RAISING NEEDED CAPITAL.

ACCI was formed in June 1999 as a holding company for the acquisition of information technology career training centers and related businesses. Effective December 3, 1999, ACCI acquired 100% of the outstanding shares of Tunlaw International Corporation ("Tunlaw"), a publicly-reporting company, in exchange for an aggregate of 200,000 shares of common stock of ACCI, with Tunlaw becoming a wholly-owned subsidiary of ACCI. With the completion of that acquisition, we became the successor issuer to Tunlaw, and we retained public company reporting status under the Securities Exchange Act of 1934. Tunlaw had no operations, and all of our operations prior to the acquisition of Water Star have been unsuccessful as we have described above. Water Star was incorporated in 1992 and Geyser was formed in 1996, and accordingly, Water Star has a limited operating history and limited historical financial information upon which you can evaluate our existing business and our potential for future success. We face numerous risks, expenses, delays, and uncertainties associated with establishing a profitable business. Some of these risks and uncertainties relate to our ability to absorb the costs of merging with a company and focusing on a completely new industry and adjusting to the reporting requirements of a public company.

LOSS OF KEY PERSONNEL OR MANAGEMENT COULD CAUSE FURTHER MONETARY LOSSES AND THEREBY JEOPARDIZE OUR FUTURE SUCCESS.

We depend upon the expertise and business connections of our executive officers and other key personnel, particularly Jerry Ludeman, our Executive Vice President; C. Michael Vance, our Vice President and Treasurer; and Thomas Krucker, our President and principal fund raiser. Our future success also will depend upon our ability to attract and retain qualified personnel. The loss of Messrs. Ludeman, Vance or Krucker's services or the services of our other key personnel, or our inability to attract and retain qualified personnel in the future, could have a material adverse effect on our business.

WE MAY INCUR SIGNIFICANT EXPENSES IN AN UNSUCCESSFUL ATTEMPT TO PROMOTE AND MAINTAIN RECOGNITION OF THE GEYSER(R) BRAND THAT WOULD CAUSE INCREASING LOSSES.

Our success depends in part on our ability to build the brand identity of Geyser(R). We may incur significant marketing costs in our effort to create and maintain a strong brand identity. We will require significant additional capital to build our brand identity, distinguish the Geyser(R) brand and successfully grow our business. Our business, operating results and financial condition could be materially and adversely affected if we cannot obtain sufficient capital for these purposes or if we incur excessive expenses in an unsuccessful attempt to promote and maintain recognition of the Geyser(R) brand.

OUR FAILURE TO CONTINUE TO DEVELOP AND GROW OUR SALES AND MARKETING FORCE AND EFFORTS COULD ADVERSELY AFFECT OUR BUSINESS AND RESULT IN DECREASING SALES AND CONTINUING LOSSES.

Until just recently, we did not have the experienced sales and marketing leader that we have in Jerry Ludeman. However, we still need to employ additional experienced sales and marketing personnel to assist in increasing sales. Establishing our sales and marketing team will involve a number of risks, such as not having adequate financial and marketing resources to establish and maintain a marketing team, being unable to hire, retain, integrate and motivate sales and marketing personnel and their support staff, and surviving through the learning curve of new sales and marketing personnel may require a substantial period of time to become productive.

OUR FAILURE TO EFFECTIVELY MANAGE OUR GROWTH COULD IMPAIR OUR BUSINESS.

Our failure to manage our growth effectively could have a material adverse effect on our business, operating results, and financial condition. In order to manage our growth, we must take various steps, including arranging necessary capital to expand our facilities and equipment, obtaining products from third parties on a timely basis, and successfully hiring, training, retaining and motivating additional employees. Also, we are behind in a number of payments to certain suppliers that have threatened litigation in the past, but we have entered into payment arrangements with each of them.

We do not anticipate that our future growth in our operations will place a significant strain on our management systems and resources, however, we will be required to increase staffing and other expenses as well as make expenditures on capital equipment to attempt to meet the anticipated demand of our customers. We may increase our expenditures in anticipation of future orders that do not materialize, which would adversely affect our profitability.

WE MAY BE UNABLE TO IDENTIFY OR SUCCESSFULLY INTEGRATE POTENTIAL
ACQUISITIONS.

We may wish to acquire complementary businesses, products or technologies in the future. We may not be able to identify suitable acquisition candidates or make acquisitions on commercially acceptable terms. Any acquisitions would be accompanied by other risks commonly encountered in such transactions, including difficulties related to integrating the operations and personnel of acquired companies, the additional financial resources required to fund the operations of acquired companies, the potential disruption of our business, our ability to maximize our financial and strategic position by the incorporation of acquired technology or businesses with our product and service/training offerings, and the difficulty of maintaining uniform standards, controls, procedures, and policies.

WE HAVE LIMITED PROTECTION OF OUR PROPRIETARY INTELLECTUAL PROPERTY, AND OTHERS COULD INFRINGE ON OR MISAPPROPRIATE OUR RIGHTS.

Our performance and ability to compete will depend on recognition of the Geyser(R) brand and the quality of our technology. We rely upon our intellectual property and related laws to protect our intellectual property. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Policing unauthorized use of our proprietary rights is difficult. Our failure to adequately protect our intellectual property could materially and adversely affect our business, operating results, and financial position.

Our business and ability to compete will depend to a significant degree on the value of our various patents, tradenames and marks, as well as our proprietary technology and other rights that we own or that we may license from third parties in the future. We are not using any licenses in currently producing our products. Our competitors have adopted product or service names similar to our service marks or trademarks, which could impede our ability to build brand identity and could lead to customer confusion. We may find it necessary to take legal action in the future to enforce or protect our intellectual property rights or to defend against claims of infringement. Litigation can be very expensive and can distract management's time and attention, which could adversely affect our business. In addition, we may not be able to obtain a favorable outcome in any intellectual property litigation.

WE MAY RECEIVE CHALLENGES TO OUR OWNED TECHNOLOGY, PATENTS AND TRADEMARKS ON WHICH WE RELY.

We rely on a combination of patent and trademark laws, confidentiality procedures and contractual provisions to protect our intellectual property. We may receive notices from third parties that claim the products, software or other aspects of our business that we own or have the right to use infringe their rights. Any future claim, with or without merit, could result in significant litigation costs and diversion of resources, including the attention of management, and could require us to enter into royalty and licensing agreements, all of which could have a material adverse effect on our business, financial condition, and results of operations. These royalty and licensing agreements, if required, may not be available on terms acceptable to us or at all. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversion of our management's attention and our other resources, which could have a material adverse effect on our business, financial condition, and results of operations.

WE ARE REVIEWING PRIOR SECURITIES TRANSACTIONS TO ENSURE COMPLIANCE WITH STATE BLUE SKY FILINGS, AND IF ANY OF THESE TRANSACTIONS VIOLATE BLUE SKY REGULATIONS, WE COULD BE FORCED TO RESCISSION OFFERS, WHICH WOULD HAVE A MATERIAL IMPACT ON OUR BUSINESS.

During 2001, we issued certain shares of stock that may have required state blue sky filings. If any of these issuances violate applicable state blue sky regulations, we could be forced to offer rescission rights, which would have a material impact on our business. We are currently reviewing each of these issuances and will file any remedial actions, if applicable. There can be no assurance that remedial actions will be sufficient and/or available.

WE DO NOT PLAN TO PAY CASH DIVIDENDS.

We have never paid any cash dividends on our common stock and do not currently anticipate that we will pay dividends in the foreseeable future. Instead, we intend to apply earnings to the expansion and development of our business.

AVAILABILITY OF MATERIALS FILED WITH THE SEC

The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-8900-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issurers that file electronically with the SEC at http://www.sec.gov. Our Internet site is http://www.geyserbev.com.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS.

On February 28, 2002, Ron Mears resigned as director on our Board of Directors, in connection with the Closing. On March 13, 2002, our Board elected Jerry Ludeman and C. Michael Vance as directors, to serve until the next annual meeting of stockholders. As of the date of this filing, we have three directors on our Board of Directors.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

FINANCIAL STATEMENTS

                   WATER STAR BOTTLING, INC. AND
                      GEYSER PRODUCTS, LLC
                      FINANCIAL STATEMENTS
             AS OF DECEMBER 31, 2001 (CONSOLIDATED)
                       AND 2000 (COMBINED)


                            CONTENTS


PAGE   F-1          INDEPENDENT AUDITORS' REPORT

PAGE   F-2          BALANCE SHEETS AS OF DECEMBER 31, 2001
                    (CONSOLIDATED) AND 2000 (COMBINED)

PAGE   F-3          STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
                    DECEMBER 31, 2001 (CONSOLIDATED) AND 2000
                    (COMBINED)

PAGES  F-4          STATEMENTS OF CHANGES IN STOCKHOLDERS'
                    DEFICIENCY FOR THE YEARS ENDED DECEMBER 31,
                    2001 (CONSOLIDATED) AND 2000 (COMBINED)

PAGES  F-5          STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
                    DECEMBER 31, 2001 (CONSOLIDATED) AND 2000
                    (COMBINED)

PAGES  F-6 - F-15   NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER
                    31, 2001 (CONSOLIDATED) AND 2000 (COMBINED)


                  INDEPENDENT AUDITORS' REPORT

To the Board of Directors of:
Water Star Bottling, Inc.

We have audited the accompanying consolidated balance sheet of Water Star Bottling, Inc. and subsidiary as of December 31, 2001 and the related statements of operations, changes in stockholders' deficiency and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

The combined financial statements of Geyser Products, LLC and Water Star Bottling, Inc. as of December 31, 2000 were audited by other auditors whose report dated May 22, 2001 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Water Star Bottling, Inc. and subsidiary as of December 31, 2001, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.



WEINBERG & COMPANY, P.A.


Los Angeles, California
April 20, 2002
(Except for Note 12(B) as to which the date is May 7, 2002)

                                       F-1


                WATER STAR BOTTLING, INC. AND GEYSER PRODUCTS, LLC
                                  BALANCE SHEETS
            AS OF DECEMBER 31, 2001 (CONSOLIDATED) AND 2000 (COMBINED)
            ----------------------------------------------------------

                                      ASSETS
                                      ------
                                                    2001                2000
                                               (Consolidated)        (Combined)
                                               --------------        ----------
CURRENT ASSETS
 Cash                                            $    15,839         $  122,343
 Trade receivable, net                               300,913            406,314
 Inventory                                           249,474            366,933
 Income tax receivable                                    -              40,957
 Other current assets                                  5,910              4,000
                                                 ------------        -----------
      Total Current Assets                           572,136            940,547
                                                 ------------        -----------

PROPERTY AND EQUIPMENT - NET                         252,073            356,593
                                                 ------------        -----------

OTHER ASSETS
 Deferred taxes                                           -              23,007
 Intangible assets, net                               80,289            130,000
 Other assets                                          2,800                 -
                                                 ------------        -----------
      Total Other Assets                              83,089            153,007
                                                 ------------        -----------

TOTAL ASSETS                                        $907,298         $1,450,147
------------                                     ============        ===========


                   LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                   ----------------------------------------

CURRENT LIABILITIES
 Accounts payable                                 $1,397,720           $851,805
 Accrued expenses                                     44,393             82,398
 Due to factor                                       528,050                 -
 Line of credit                                           -             356,020
 Due to related parties                              645,500            224,000
 Note payable - stockholder                           10,880                 -
 Obligations under capital lease                          -              88,005
                                                  -----------        -----------
      Total Current Liabilities                    2,626,543          1,602,228
                                                  -----------        -----------


COMMITMENTS AND CONTINGENCIES
 Members' equity subject to redemption               885,421          1,090,094
                                                  -----------        -----------

STOCKHOLDERS' DEFICIENCY
 Common stock, no par value, 1,000,000 shares
   authorized, 85,000, and 100,000 shares
   issued and outstanding, respectively             240,207            277,707
 Retained earnings (deficit)                     (2,844,873)           232,417
 Members' deficiency                                     -          (1,752,299)
                                                -------------      ------------

TOTAL STOCKHOLDERS' DEFICIENCY                   (2,604,666)        (1,242,175)
                                                -------------      ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY  $   907,298        $ 1,450,147
----------------------------------------------  ============       ============



                 See accompanying notes to financial statements.

                                     F-2

            WATER STAR BOTTLIING, INC. AND GEYSER PRODUCTS, LLC
                       STATEMENTS OF OPERATIONS
                          FOR THE YEARS ENDED
                          -------------------
            DECEMBER 31, 2001 (CONSOLIDATED) AND 2000 (COMBINED)
            ----------------------------------------------------

                                               2001                  2000
                                          (Consolidated)          (Combined)
                                          --------------         -------------

NET SALES                                  $  6,138,621          $  6,634,497

COST OF SALES                                 4,360,375             4,639,232
                                           -------------         -------------

GROSS PROFIT                                  1,778,246             1,995,265
                                           -------------         -------------


OPERATING EXPENSES
 Sales and marketing                             56,758               196,736
 Administrative                               2,666,608             2,238,537

 Bad debt expense                                73,061                71,378
 Depreciation and amortization                  185,157               181,781
 Disposal of product line                            -                 17,131
                                           -------------         -------------

      Total Operating Expenses                2,981,584             2,705,563
                                           -------------         -------------


LOSS FROM OPERATIONS                         (1,203,338)             (710,298)
                                           -------------         -------------


OTHER INCOME (EXPENSE)
 Interest expense                              (215,670)              (90,883)
 Interest income                                     97                 5,051
 Litigation settlement proceeds                  33,578                    -
 Miscellaneous income (expense)                      -                  9,594
                                           -------------         -------------

      Total Other Income (Expense)             (181,995)              (76,238)

LOSS BEFORE MINORITY INTEREST                (1,385,333)             (786,536)
                                           -------------         -------------

Less: loss in subsidiary attributed
  to minority interest                          204,673                    -
                                           -------------         -------------


LOSS BEFORE INCOME TAXES                     (1,180,660)             (786,536)
                                           -------------         -------------


INCOME TAX (BENEFIT) EXPENSE                        331               (63,964)
                                           -------------         -------------

NET LOSS                                   $ (1,180,991)         $   (722,572)
--------                                   =============         =============


LOSS PER SHARE
 Net loss                                  $ (1,145,226)         $   (722,572)
 Dividends to LLC members                       144,000               144,000
                                           -------------         -------------

                                           $ (1,324,991)         $   (866,572)
                                           =============         =============

Net loss per common share                  $     (15.47)
                                           =============

Weighted average number of common
 shares outstanding - basic and diluted          85,665
                                           =============

                See accompanying notes to financial statements.

                                       F-3

               WATER STAR BOTTLING, INC. AND GEYSER PRODUCTS, LLC
                STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
     FOR THE YEARS ENDED DECEMBER 31, 2001 (CONSOLIDATED AND 2000 (COMBINED)


                                             Geyser Products, LLC                       Water Star Bottling, Inc.
                                       ---------------------------------           ---------------------------------
                                                              Members'
                                                              Equity
                                         Members'            Subject to                Common              Retained
                                        Deficiency           Redemption                Stock               Earnings
                                       ------------        -------------           -------------         -----------

Balance, December 31, 1999             $(1,099,025)        $  1,179,966            $    277,707             355,843

Net loss                                  (509,274)             (89,872)                     -             (123,426)

Distributions to members                  (144,000)                  -                       -                   -
                                       ------------        -------------           -------------         -----------

Balance, December 31, 2000              (1,752,299)           1,090,094                 277,707             232,417

Acquisition of Geyser Products, LLC      1,896,299                   -                       -           (1,896,299)

Purchase and retirement of common               -                    -                  (37,500)                 -
stock

Net loss                                        -              (204,673)                     -           (1,180,991)

Distributions to members                  (144,000)                  -                       -                   -
                                       ------------        -------------           -------------         -----------

BALANCE, DECEMBER 31, 2001             $        -           $   885,421             $   240,207          (2,844,873)
--------------------------             ============        =============           =============         ===========


                                           See accompanying notes to financial statements.

                                                                  F-4

WATER STAR BOTTLING, INC. AND GEYSER PRODUCTS, LLC
                             STATEMENTS OF CASH FLOWS
                               FOR THE YEARS ENDED
                   DECEMBER 31, 2001 (CONSOLIDATED) AND 2000 (COMBINED)

                                                                                         2001                   2000
                                                                                    (Consolidated)           (Combined)
                                                                                    --------------          ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                             $(1,180,991)           $  (722,572)
Adjustments to reconcile net loss to net cash used in operating activities:
 Depreciation and amortization                                                           185,157                 181,781
 Minority interest in loss of subsidiary                                                (204,673)                     -
 Allowance for doubtful accounts                                                          73,061                      -
 Inventory reserve for obsolescence                                                       21,100                      -
 Changes in operating assets and liabilities:
 (Increase) decrease in:
  Trade receivable                                                                        32,340                  16,976
  Inventory                                                                               96,359                 (11,741)
  Income tax receivable                                                                   63,964                 (40,957)
  Other assets                                                                            (4,710)                (43,837)
 Increase (decrease) in:
  Accounts payable and accrued expenses                                                  507,910                 641,289
  Due to related parties                                                                 240,000                      -
                                                                                    -------------           -------------

      Net Cash Provided By (Used In) Operating Activities                               (170,483)                 20,939


CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from the sale of property and equipment                                              -                   9,594
 Purchase of property and equipment                                                      (30,926)                (53,571)
                                                                                    -------------           -------------
      Net Cash Used In Investing Activities                                              (30,926)                (43,977)
                                                                                    -------------           -------------


CASH FLOWS FROM FINANCING ACTIVITIES
 Increase (decrease) in bank overdraft                                                        -                 (185,117)
 Due to factor                                                                           528,050                      -
 Net borrowings (payments) under line of credit                                         (356,020)                 77,036
 Dividends paid to LLC members                                                                -                 (144,000)
 Net payments on capital lease                                                           (88,005)                (79,861)
 Net proceeds on note payable - stockholder                                               10,880                      -
                                                                                    -------------           -------------
      Net Cash Provided By (Used In) Financing Activities                                 94,905                (331,942)
                                                                                    -------------           -------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                               (106,504)               (354,980)

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                                            122,343                 477,323
                                                                                    -------------           -------------

CASH AND CASH EQUIVALENTS - END OF YEAR                                             $     15,839            $    122,343
---------------------------------------                                             =============           =============

SUPPLEMENTAL DISCLOSURE CASH FLOW INFORMATION:
----------------------------------------------

Cash paid for interest                                                              $    203,614            $      90,883
                                                                                    =============           =============


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

In 2001, the Company recorded a payable of $37,500 for the purchase of treasury stock in due to a related party.

In 2001, the Company recorded $144,000 in preferred distributions in due to related parties.


              See accompanying notes to financial statements.

                                    F-5


       WATER STAR BOTTLING, INC. AND GEYSER PRODUCTS, LLC
             NOTES TO COMBINED FINANCIAL STATEMENTS
   AS OF DECEMBER 31, 2001 (CONSOLIDATED) AND 2000 (COMBINED)
   ----------------------------------------------------------

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
------  -----------------------------------------------------------

   (A) Description of Business
   ---------------------------

   Water Star Bottling, Inc. ("Water Star") is a corporation duly formed and organized under the laws of the State of Wyoming on April 9, 1992. The Company's principal business purpose is to bottle water and non-carbonated beverages to be sold to Geyser Products, LLC ("Geyser"), a limited liability company that was duly formed and organized under the laws of the State of Delaware on February 16,1996. Geyser's principal business purpose is to market and distribute various bottled water beverages throughout the United States. Geyser will continue until December 31, 2026, unless earlier dissolved or terminated pursuant to the law or to the provisions of the operating agreement.

   (B) Basis of Presentation
   -------------------------

   The accompanying financial statements for 2001 are consolidated because Water Star acquired 85% of the outstanding members' interest in Geyser during 2001. The acquisition was accounted for using the purchase method of accounting for entities under common control.

   The accompanying financial statements for 2000 are combined because both companies were beneficially owned by identical shareholders and share common management.

   For purposes of these consolidated and combined financial statements, Water Star and Geyser are referred to as the "Company".

   All material intercompany transactions and balances have been eliminated in consolidation and combination.

   (C) Use of Estimates
   --------------------

   In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

   (D) Cash and Cash Equivalents
   -----------------------------

   For purpose of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

                                   F-6


       WATER STAR BOTTLING, INC. AND GEYSER PRODUCTS, LLC
             NOTES TO COMBINED FINANCIAL STATEMENTS
   AS OF DECEMBER 31, 2001 (CONSOLIDATED) AND 2000 (COMBINED)
   ----------------------------------------------------------

   (E) Inventory
   -------------

   Inventories are started at the lower of cost or market. Cost is determined using the first-in, first-out method. At
   December 31, inventory consisted of the following:

                                             2001         2000
                                        -----------  -----------

   Raw materials                        $   169,812  $   175,210
   Finished goods                            79,662      191,723
                                        -----------  -----------
     Total inventory                    $   249,474  $   366,933
                                        ===========  ===========

   (F) Property and Equipment
   --------------------------

   Property and equipment are recorded at cost. Owned property and equipment is depreciated on a straight-line basis over the estimated useful lives of the assets: 3-10 years for warehouse and bottling equipment. Amortization of leasehold improvements and assets under capital leases is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the assets. Amortization expense of leasehold improvements and lease equipment is included in depreciation expense.

   (G) Income Taxes
   ----------------

   Geyser was formed as a limited liability company. As such, all taxable income and available tax credits are passed from the limited liability company to the individual members. It is the responsibility of the individual members to report the taxable income and tax credits, and to pay any resulting income taxes. Therefore, there is no provision made for federal or state income taxes applicable to geyser in the accompanying financial statements. Water Star was formed as a corporation and as such, any provision for income taxes reflected in the accompanying financial statements is attributable to Water Star.

   (H) Advertising Costs
   ---------------------

   Advertising and sales promotion costs are expensed as incurred. Advertising and sales promotion expense totaled approximately
   $56,758 and $196,736 for December 31, 2001 and 2000,
   respectively.

   (I) Intangible Assets
   ---------------------

   Trademarks and flavor formulations include legal costs associated with such registrations and are amortized over the estimated useful life, which is 15 years. Website design costs are amortized over the estimated useful life of 3 years, on a straight-line basis.

                                F-7


       WATER STAR BOTTLING, INC. AND GEYSER PRODUCTS, LLC
             NOTES TO COMBINED FINANCIAL STATEMENTS
   AS OF DECEMBER 31, 2001 (CONSOLIDATED) AND 2000 (COMBINED)
   ----------------------------------------------------------

   (J) Fair Value of Financial Instruments
   ---------------------------------------

   Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. Cash and cash equivalents, trade accounts receivable, accounts payable, accrued liabilities, due to factor, amounts due to related parties and stockholder are reflected in the financial statements at fair value because of the short-term maturity of the instruments.

   (K) Reclassifications
   ---------------------

   Certain 2000 balances have been reclassified to conform to the 2001 presentation. During 2001, the Company changed the way it accounts for certain sales incentives in accordance with EITF Issue No. 00-25. Accordingly, the Company has restated the 2000 financial statements to reflect this change, reducing sales and selling expense by $935,200. This reclassification had no effect on net income for the year ended December 31, 2000.

   (L) New Accounting Pronouncements
   ---------------------------------

   The Financial Accounting Standards Board has recently issued several new Statements of Financial Accounting Standards.

   Statement No. 141, "Business Combinations" supersedes APB Opinion 16 and various related pronouncements. Pursuant to the new guidance in Statement No. 141, all business combinations must be accounted for under the purchase method of accounting; the pooling-of-interests method is no longer permitted. SFAS 141 also establishes new rules concerning the recognition of goodwill and other intangible assets arising in a purchase business combination and requires disclosure of more information concerning a business combination in the period in which it is completed. This statement is generally effective for business combinations initiated on or after July 1, 2001.

   Statement No. 142, "Goodwill and Other Intangible Assets" supercedes APB Opinion 17 and related interpretations. Statement No. 142 establishes new rules on accounting for the acquisition of intangible assets not acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No. 142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be amortized. All intangible assets being amortized as well as those that are not, are both subject to review for potential impairment under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned to at the date of the business combination.

                                 F-8


       WATER STAR BOTTLING, INC. AND GEYSER PRODUCTS, LLC
             NOTES TO COMBINED FINANCIAL STATEMENTS
   AS OF DECEMBER 31, 2001 (CONSOLIDATED) AND 2000 (COMBINED)
   ----------------------------------------------------------

   SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No. 142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No. 142 has not yet been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted.

   Statement No. 143 "Accounting for Asset Retirement
   Obligations" establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.

   The adoption of these pronouncements will not have a material effect on the Company's financial position or results of operations.

NOTE 2  ACCOUNTS RECEIVABLE AND FACTOR AGREEMENT
------  ----------------------------------------

   The Company factors trade accounts receivable, with recourse, pursuant to a factoring agreement (the "Agreement") entered into in March 2001. Under the Agreement, the factor originally advanced 80% of the face value of specific approved customers up to a maximum of $1,250,000 that was reduced to 70% in December 2001. The Company is charged a total of 12.3% per annum for interest and service fees. The Agreement expires in March 2003. At December 31, 2001, the Company has pledged accounts receivable of approximately $606,500 and the balance due to the factor was $515,993. The factor agreement is secured by a lien on all of the Company's' tangible and intangible assets.

   Accounts receivable at December 31 consisted of the following:

                                                2001         2000
                                            -----------   ----------

   Accounts receivable                      $  828,985      433,241
   Less allowance for doubtful accounts       (101,228)     (26,927)
   Less allowance for advertising credits     (426,844)          -
                                            -----------   ----------

                                            $  300,913    $ 406,314
                                            ===========   ==========

   For the years ended December 31, 2001 and 2000, the Company recorded a provision for doubtful accounts of $74,301 and $71,378, respectively in its statement of operations.

                                F-9


       WATER STAR BOTTLING, INC. AND GEYSER PRODUCTS, LLC
             NOTES TO COMBINED FINANCIAL STATEMENTS
   AS OF DECEMBER 31, 2001 (CONSOLIDATED) AND 2000 (COMBINED)
   ----------------------------------------------------------

NOTE 3  PROPERTY AND EQUIPMENT
------  ----------------------

   Property and equipment at December 31, consisted of the following:

                                                  2001           2000
                                             ------------   ------------

   Furniture and fixtures                    $    36,701    $    31,614
   Warehouse equipment                            46,627         46,627
   Bottling equipment                            486,821        546,102
   Leasehold improvements                         36,430         36,430
   Idle bottling equipment                        85,000             -
   Bottling equipment under capital lease        365,780        365,780
                                             ------------   ------------
                                               1,057,350      1,026,553
   Less accumulated depreciation                (805,286)      (669,960)
                                             ------------   ------------
                                             $   252,073    $   356,593
                                             ============   ============

   Depreciation expense for the years ended December 31, 2001 and 2000 was $135,326 and $132,000, respectively.

NOTE 4  INTANGIBLES
------  -----------

   Intangible assets at December 31 include the following:

                                                 2001           2000
                                             ------------   -----------

   Trademarks and flower formulations        $    97,391    $   97,271
   Website design                                130,011       130,011
                                             ------------   -----------
                                                 227,402       227,282
   Less accumulated amortization                (147,113)      (97,282)
                                             ------------   -----------
                                             $    80,289    $  130,000
                                             ============   ===========

   Amortization expense for the years ended December 31, 2001 and 2000 was $49,831 and $50,000, respectively.

NOTE 5  RELATED PARTY TRANSACTIONS
------  --------------------------

   At December 31, 2001 and 2000, the Companies had incurred accrued expenses to related parties of $645,500 and $224,000, respectively, for various purposes. These amounts included, at December 31:

                             F-10



       WATER STAR BOTTLING, INC. AND GEYSER PRODUCTS, LLC
             NOTES TO COMBINED FINANCIAL STATEMENTS
   AS OF DECEMBER 31, 2001 (CONSOLIDATED) AND 2000 (COMBINED)
   ----------------------------------------------------------

                                               2001          2000
                                          -----------    ----------

   Member distribution due                $   288,000    $  144,000
   Officers' salary                           200,000            -
   Directors' fees due                        120,000        80,000
   Due to stockholder                          37,500            -
                                          -----------    ----------
                                          $   645,500    $  224,000
                                          ===========    ==========

   Additionally, Geyser purchases inventory from Tenupah, an entity in which Water Star owns a 10% minority interest. The Company accounts for its investment in Tenupah under the cost method. The value of the Company's investment at December 31,
   2001 is $0.   Accounts payable to Tenupah amounted to
   approximately $129,200 and $85,000 at December 31, 2001 and 2000, respectively. Purchases from Tenupah for 2001 and 2000 totaled approximately $906,000 and $672,000, respectively.

   The Company received a short-term loan from its stockholder of $60,000 at 12% per annum due January 30, 2002, secured by certain intangible assets and refunds due to the Company. The note is currently in default. The balance at December 31, 2001 is $10,880.

NOTE 6  LINE OF CREDIT
------  --------------

   During 2000, the Company had a $1,750,000 line of credit established at a financial corporation with interest payable monthly at the bank's prime rate (8.5% at December 31, 2000) plus 3.5%. The line of credit matured in March 2001 and was not renewed. The line was collateralized by trade accounts receivable and inventory. Borrowings under this line of credit were limited to 70% of eligible accounts receivable plus 50% of eligible inventory up to a maximum amount each year of $400,000 from June through February and a maximum of $1,000,000 from March to May. There was $0 and $356,020, respectively in outstanding borrowings under this line at December 31, 2001 and 2000.

NOTE 7  STOCKHOLDERS' EQUITY
------  --------------------

   In conjunction with the reorganization of Water Star and Geyser, the minority shareholder of 15% of Water Star's common stock sold such stock back to Water Star for $37,500 and such stock was cancelled by the Company. On March 9, 2001, 85% of Geyser's member units were transferred to Water Star (an entity 100% owned by the member unit holder) with an effective date of February 28, 2001.

NOTE 8  COMMITMENTS AND CONTINGENCIES
------  -----------------------------

   (A) Legal Proceedings
   ---------------------

   The Company is a defendant in various lawsuits, alleging breach of contract. These suits have been filed by distributors of the Company's products who seek damages. The
   Company has recorded the amounts due to suppliers in accounts payable at December 31, 2001.

                                 F-11



       WATER STAR BOTTLING, INC. AND GEYSER PRODUCTS, LLC
             NOTES TO COMBINED FINANCIAL STATEMENTS
   AS OF DECEMBER 31, 2001 (CONSOLIDATED) AND 2000 (COMBINED)
   ----------------------------------------------------------

   (B) Operating Leases
   --------------------

   The Company leases its facilities under long-term non-cancelable operating lease agreements expiring at various dates through August 2006. The non-cancelable operating leases provide that the Company pays property taxes, insurance and certain operating expenses applicable to the leased premises. Rent expense for the years ended December 31, 2001 and 2000 was approximately $108,000 and $48,000, respectively.

   The future minimum annual lease payments required under the operating leases are as follows:

                        2002                         $    86,500
                        2003                              92,500
                        2004                              87,000
                        2005                              58,000
                        2006                              34,000
                                                     -----------
                                                     $   358,000
                                                     ===========

   (C) Capital Lease
   -----------------

   The Company leases bottling equipment under a non-cancelable capital lease agreement that expired in November 2001. The lease provides for a one-year extension and a purchase option at the end of the lease. The Company has exercised the one-year extension.

   Future minimum annual lease payments required under the capital lease are approximately:

                      2002            $  83,000
                                      =========

NOTE 9  CONCENTRATIONS
------  --------------

   (A) Credit Risk
   ---------------

   During 2001, the Company relied on two customers for approximately 23% of sales. At December 31, 2001, accounts receivable from those customers totaled approximately
   $149,000.

   (B) Significant Suppliers
   -------------------------

   The Companies are dependent on third-party water bottling companies and bottle makers. In 2001 and 2000, products purchased from the Company's three largest suppliers accounted for approximately 54% and 67% of product purchases, respectively. The Company is dependent on the ability of their suppliers to provide products on a timely basis and on favorable pricing terms. The loss of certain principal suppliers or a significant reduction in product availability from principal suppliers could have a material reverse effect on the Company. The Company believes that its relationships with suppliers are satisfactory.

                                  F-12




       WATER STAR BOTTLING, INC. AND GEYSER PRODUCTS, LLC
             NOTES TO COMBINED FINANCIAL STATEMENTS
   AS OF DECEMBER 31, 2001 (CONSOLIDATED) AND 2000 (COMBINED)
   ----------------------------------------------------------

NOTE 10  INCOME TAXES
-------  ------------

   Income tax (benefit) consists of the following:

                                              2001           2000
                                          ----------      -----------

   Current                                $        -      $  (40,957)
   Deferred                                        -         (23,007)
                                          ----------      -----------
                                          $        -      $  (63,964)
                                          ==========      ===========

   Deferred income taxes reflect the net tax effects of temporary and permanent differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of deferred tax assets as of December 31, 2001 and 2000 are as follows:

                                              2001             2000
                                          ----------      -----------

   Deferred                               $        -      $    23,007
                                          ==========      ===========

   A reconciliation of income tax expense (benefit) provided at a combined federal and state statutory rate of 31% to income tax expense is as follows:

                                                2001           2000
                                          --------------  ------------

   (Loss) income before income taxes      $  (1,180,660)  $  (786,536)
   Less: Geyser (loss) income                (1,159,484)     (599,146)
                                          --------------  ------------
   Water Star (loss) income                     (21,176)     (187,390)
                                          --------------  ------------

   Taxes computed at combined federal
     and state rate tax                          (7,200)      (58,091)
   Non-deductible expenses                        6,103        (5,873)
   Valuation allowance                            1,097            -
                                          --------------  ------------
   Income tax (benefit) expense           $          -    $   (63,964)
                                          ==============  ============

   At December 31, 2001, the Company had a net operating loss carryforward of approximately $3,200 for U.S. Federal Income tax purposes available to offset future taxable income expiring beginning 2021. The net change in the valuation allowance during the year ended December 31, 2001 was an increase of $3,200.


                                F-13




       WATER STAR BOTTLING, INC. AND GEYSER PRODUCTS, LLC
             NOTES TO COMBINED FINANCIAL STATEMENTS
   AS OF DECEMBER 31, 2001 (CONSOLIDATED) AND 2000 (COMBINED)
   ----------------------------------------------------------

NOTE 11  EQUITY INTEREST SUBJECT TO REDEMPTION AND THE LIMITED LIABILITY
-------  ---------------------------------------------------------------
         COMPANY OPERATING AGREEMENT
         ---------------------------

   Prior to 1999, certain distinctive trademarks, flavor formulations and a cash contribution of $570,000 were contributed to Geyser by Michael and Debbie Vance (the
   "Vances"), in exchange for an 85% ownership interest. A cash contribution of $1,762,500 was made by RDV Beverage, LLC
   ("RDV"), a Michigan limited liability company, in exchange for a 15% ownership interest.

   The operating agreement provides RDV with the option, commencing February 16, 1996 and ending December 31, 2001, to increase its ownership from 15% to 40% in 1% increments for $135,500 each, or in one lump sum for $3,387,500, payable one sixth in cash and the remainder in equal installments over a five year period accruing interest at 8% per annum, payable quarterly. This option has not been exercised as of December 31, 2001. RDV may require Geyser, during the one-year period commencing January 1, 2002 to repurchase its 15% ownership interest in Geyser. The purchase price for RDV's interest is equal to its capital account at the date notice is given excluding any preferential distributions.

   The operating agreement provides for distributions as follows:

   (1) Preferential distributions to RDV in the amount of $144,000 annually, through and including 2001, payable quarterly in arrears.

   (2) Quarterly distributions of net cash flow, as defined, to members for income taxes, calculated in accordance with ownership percentages on Geyser's income for federal income tax purposes at the highest marginal federal income tax rate applicable to Geyser's members.

   (3) Distribution of distributible net cash flow, as defined, to the 85% owner up to $816,000, with any amount in excess of this limit to be distributed in accordance with ownership percentages.

NOTE 12  SUBSEQUENT EVENTS
-------  -----------------

   (A) Merger Agreement
   --------------------

   During February 2002, American Career Centers, Inc. ("ACCI") acquired 82,875 shares or 97.5% of the Company in exchange for 48,000,000 shares of ACCI common stock and 4,000,000 shares of Series A convertible preferred in a nontaxable reorganization under SEC 368(a)(1)(B) of the Internal Revenue Code of 1986 as amended. For accounting purposes, this merger has been treated as a reverse merger of ACCI and as a recapitalization of the Company.


                              F-14


       WATER STAR BOTTLING, INC. AND GEYSER PRODUCTS, LLC
             NOTES TO COMBINED FINANCIAL STATEMENTS
   AS OF DECEMBER 31, 2001 (CONSOLIDATED) AND 2000 (COMBINED)
   ----------------------------------------------------------

   (B) Private Placement
   ---------------------

   On May 7, 2002, the Company entered into a common stock purchase agreement with an investor to sell up to $10,000,000 in common stock valued at the current price on the date of each purchase. On May 7, 2002, the Company received a subscription agreement for 300,000 shares of common stock for a purchase price of $300,000.


                              F-15


EXHIBITS

The following is an index and description of the exhibits to this Report.


NUMBER    DESCRIPTION OF DOCUMENT

2.3 Definitive Agreement by and among Water Star Bottling, Inc., a Wyoming corporation, DeBaux Holdings, Inc., an Arizona limited liability company, and American Career Centers, Inc., a Nevada corporation. (Incorporated by reference to Exhibit 2.3 to this Form 8-K, originally filed on March 15, 2002.)


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:           May 14, 2002

Registrant:     American Water Star, Inc.

Signature:      ___/s/___________________
                Thomas Krucker, President